UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2009

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 27, 2009, Advanced Life Sciences Holdings, Inc. (the “Company”) provided Abbott Laboratories with written notice of a dispute alleging that Abbott breached its obligations under the License Agreement for cethromycin entered into between the Company and Abbott on December 13, 2004 (the “License Agreement”).  The Company and Abbott had been involved in business discussions to address this dispute but have been unable to reach a satisfactory resolution. The notice indicates that the Company’s purpose for raising the dispute is to recover financial damages for the value that was lost as a result of Abbott’s conduct in the matters outlined below.

The Company’s notice of dispute alleged that Abbott breached the License Agreement by its failure to prosecute and maintain the patent application for cethromycin in India and its failure to disclose to the Company that Abbott was engaged in litigation relevant to cethromycin at the time that the License Agreement was negotiated and executed.  In the notice, the Company also alleged that, following negotiations between Abbott and the Company to address Abbott’s breach, Abbott represented to the Company that it had approved an amendment to the License Agreement that would alter the Company’s milestone payments to Abbott due upon the submission and approval of a New Drug Application (“NDA”) for cethromycin to the US Food and Drug Administration (“FDA”).  The Company further alleged in the notice that it reasonably relied upon Abbott’s representation to its detriment when it submitted its NDA to the FDA, and that the Company’s financial condition was significantly impacted when Abbott retracted its approval following the Company’s NDA submission.

Per the Alternative Dispute Resolution provisions of the License Agreement, the Company and Abbott have twenty-eight (28) calendar days after such notice is received to resolve the dispute through good faith business negotiations after which time an Alternative Dispute Resolution proceeding may be initiated.  The Company indicated in its letter to Abbott that, in the event the matter is not resolved within the time period stated above, the Company will pursue Alternative Dispute Resolution under the terms of the Agreement.  The Alternative Dispute Resolution provisions of the License Agreement provide for an expedited arbitration process, which the Company currently anticipates should be resolved within six (6) months from the date of commencement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: March 30, 2009	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer